UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CHESAPEAKE LODGING TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHESAPEAKE LODGING TRUST

1997 Annapolis Exchange Parkway, Suite 410

Annapolis, Maryland 21401

SUPPLEMENT TO THE PROXY STATEMENT FOR THE

2014 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 16, 2014

The following information supplements the proxy statement (the “Proxy Statement”) of Chesapeake Lodging Trust (the “Trust”), dated April 1, 2014, furnished to holders of the Trust’s common shares of beneficial interest in connection with the solicitation of proxies by the Board of Trustees of the Trust (the “Board”) for the 2014 Annual Meeting of Shareholders and any adjournment or postponement thereof (the “2014 Annual Meeting”). All capitalized terms used in this supplement to the Proxy Statement (the “Supplement”) and not otherwise defined herein have the meaning ascribed to them in the Proxy Statement. This information is in addition to the information required to be provided to the Trust’s shareholders under the applicable proxy disclosure rules as set forth in the Proxy Statement.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

On February 19, 2014, the Trust received a letter from UNITE HERE, a labor union representing hotel workers and the owner of 175 of the Trust’s common shares of beneficial interest (the “Union”), indicating that the Union intended to file preliminary proxy materials to advance four non-binding, corporate governance-related proposals (the “Proposals”) for consideration by the Trust’s shareholders at the 2014 Annual Meeting. The Trust responded on February 25, 2014, informing the Union that the Board valued the feedback received and, with its commitment to establishing and maintaining good corporate governance practices, would review the Proposals carefully. On March 4, 2014, the Union filed preliminary proxy materials relating to the Proposals.

The Board values the input and insights of the Trust’s shareholders and believes that effective shareholder engagement strengthens the Board’s role as an informed and engaged fiduciary. As a result, despite concerns about certain of the statements made in the Union’s preliminary proxy materials that inaccurately implied certain members of the Trust’s management and Board were responsible for the bankruptcy of Highland Hospitality Corporation following the sale of that firm to affiliates of JER Partners in 2007, the Board engaged the Union in a dialogue about its goals in respect of the Proposals as part of the Board’s active review and consideration of the Trust’s corporate governance practices. After a thorough review, the Board concluded that the Proposals were in the best interests of the Trust and its shareholders and informed the Union of its intention to implement each of the Proposals. The changes to the Trust’s corporate governance practices were disclosed in the Proxy Statement under the caption “CORPORATE GOVERNANCE AND BOARD MATTERS – Communicating with the Board” and in the Trust’s Current Report on Form 8-K filed with the SEC on April 1, 2014.

The purpose of this Supplement is to confirm that prior to filing the Proxy Statement the Trust had been advised by the Union that, as a result of the Trust’s implementation of all of the corporate governance changes sought, the Union had withdrawn the Proposals and would not seek to present any of them at the 2014 Annual Meeting.